UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VINEYARD NATIONAL BANCORP

(Exact name of Registrant as Specified in its charter)

California	33-0309110

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1260 Corona Pointe Court
Corona, California	92879

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act Registration Statement file number to which this form relates: 333-128015.
Securities to be registered pursuant to section 12 (b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

7.50% Series D Noncumulative Preferred Stock	American Stock Exchange
Securities to be registered pursuant to Section 12 (g) of the Act:     None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the 7.50% Series D Noncumulative Preferred Stock, no par value and $10.00 liquidation preference per share (the “Preferred Stock”), of Vineyard National Bancorp (the “Company”). A description of certain matters relating to the Preferred Stock is contained under the section titled “Description of Series D Preferred Shares” included in the Prospectus Supplement, dated June 20, 2007, as filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the Registration Statement on Form S-3 (No. 333-128015) of the Company, as filed with the Commission on August 31, 2005. Such sections are incorporated herein by reference.
Item 2. Exhibits

1	Restated Articles of Incorporation of Vineyard National Bancorp (1)

2	Amended and Restated Bylaws of Vineyard National Bancorp (1)

(1)	Incorporated by reference from the Current Report on Form 8-K filed by the Company with the Commission on August 8, 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VINEYARD NATIONAL BANCORP
Date: August 14, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer